UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2008

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008, Manpower Inc. (the “Company”) entered into an amended and restated Assignment Agreement with Jonas Prising, Executive Vice President, The Americas, of the Company which amended and restated the Assignment Agreement, dated December 16, 2005, between the Company and Mr. Prising (the “Prior Agreement”).

The purpose of the amendments was to extend the term of the Assignment Agreement two years until December 31, 2010 and to bring certain payments under the Prior Agreement into compliance with, or to secure certain exemptions from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the final and transitional guidance promulgated thereunder.

The foregoing brief description of the amendments is qualified in its entirety by reference to the amended and restated Assignment Agreement filed therewith as exhibit 10.1, which is incorporated by reference into this Item 5.02.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Amended and Restated Assignment Agreement between the Company and Jonas Prising dated as of December 29, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2009	MANPOWER INC.

By: /s/ Jeffrey A. Joerres
Jeffrey A. Joerres Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Assignment Agreement between the Company and Jonas Prising dated as of December 29, 2008

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